United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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       (as permitted by Rule 14a-6(e)(2))

       | | Definitive Proxy Statement

       | | Definitive Additional Materials

       |X| Soliciting Material Under Rule 14a-12


                        Marsh & McLennan Companies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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



Attached hereto is a form letter to sent to certain stockholders of Marsh & McLennan Companies, Inc. ("MMC") relating to a proposal to be considered by stockholders of MMC at the 2005 Annual Meeting of Stockholders to be held on May 19, 2005 (the "2005 Annual Meeting"). The proposal concerns amendments to certain employee stock benefit plans that would permit MMC to make an offer to its employee optionholders (other than it's most senior executive officers) to tender certain outstanding stock options in exchange for stock options to purchase a lesser number of shares of MMC common stock.


The proxy statement for the 2005 Annual Meeting contains important information for stockholders and should be read carefully by them prior to voting. The proxy statement has been filed by MMC with the Securities and Exchange Commission. These written materials and other documents may be obtained free of charge from the Securities and Exchange Commission's website at www.sec.gov.

MMC stockholders may obtain a written copy of the proxy statement free of charge by contacting MMC Corporate Development at (212) 345-5475.



Attachment:

(1) Form Letter to Certain Stockholders.

                                                                  Attachment (1)



[GRAPHIC OMITTED]

                                                Marsh & McLennan Companies, Inc.
                                                1166 Avenue of the Americas
                                                New York, New York 10036
                                                212 345 5000  Fax 212 345 4808
                                                www.mmc.com




Dear [Addressee]:


Attached for your review are the Proxy Statement and Annual Report of Marsh & McLennan Companies, Inc. for the Company's upcoming annual meeting of stockholders. On our meeting agenda this year is a proposal seeking shareholder approval for an amendment to MMC's Equity Compensation Plans to permit an exchange of certain options.

If the amendment is approved, active employees would be allowed to voluntarily exchange a greater number of deeply underwater stock options for a lesser number of new stock options at market price in a value for value exchange. This would help us to retain key staff, motivate and reward employees for their contributions to our future success and reduce a substantial amount of stock option overhang, which is in the best interests of shareholders.

The proposal was specifically designed to include provisions which meet guidelines followed by ISS and institutional shareholders for the conduct of such programs. For example:

       o Net shares returned from the option exchange will be retired, reducing the overall number of shares subject to options.

       o MMC's most senior officers will not be eligible to participate in the exchange offer.

       o Only outstanding stock options underwater by 25% or more will be eligible for the exchange offer.

       o Exchange ratios will be set with the intention that each new stock option would have a value that is equal to 90% of the Black-Scholes value of the exchanged stock option.

       o New vesting requirements will be imposed, with options vesting on the later of the second anniversary of the grant or the vesting date of the tendered option.

At your convenience, we would like an opportunity to discuss this proposal with you and your colleagues and answer any questions you may have about the exchange program. I will call you to arrange a convenient time and place for this discussion.

Sincerely,



Marsh & McLennan Companies Inc.

Enclosures